                                                                     Exhibit 4.5


                               THIRD AMENDMENT TO
                           REVOLVING CREDIT AGREEMENT

      This Third Amendment to Revolving Credit Agreement, dated as of December 29, 1999 (the "Amendment"), by and between (a) TRANSPRO, INC., a Delaware corporation (the "Parent"), ALLEN HEAT TRANSFER PRODUCTS, INC., a Delaware corporation ("AHTP"), AHTP II, INC., a Delaware corporation ("AHTP II"), EVAP, INC. (f/k/a EI Acquisition Corp.), a Texas corporation ("EVAP" and collectively with Parent, AHTP and AHTP II, the "Original Borrowers"), GO/DAN INDUSTRIES, INC., a Delaware corporation ("GDI") and A/C PLUS, INC., a Texas corporation ("AC" and collectively with GDI and the Original Borrowers, the "Borrowers"),
(b) BANKBOSTON, N.A., a national banking association and the other lending institutions listed on Schedule 1 of the Credit Agreement (collectively, the "Banks") and (c) BANKBOSTON, N.A., as agent (the "Agent") for the Banks, amending certain provisions of the Revolving Credit Agreement dated as of July 30, 1998 (as amended and in effect from time to time, the "Credit Agreement"), by and between the Original Borrowers, the Agent and the Banks. Capitalized terms used herein and which are not otherwise defined shall have the respective meanings ascribed thereto in the Credit Agreement.

      WHEREAS, the Borrowers have requested that the Banks agree to amend the terms of the Loan Documents in several respects as hereinafter more fully set forth; and

      WHEREAS, the Banks are willing to amend the terms of the Loan Documents in such respects, upon the terms and subject to the conditions contained herein;

      NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      Section 1. AMENDMENT TO SECTION 1.1 OF THE CREDIT AGREEMENT. Section 1.1 of the Credit Agreement is hereby amended as follows:

            (a) The definition of "Borrowing Base" set forth in Section 1.1 of the Credit Agreement is hereby amended by (i) substituting the percentage "85%" for the percentage "80%" contained in clause (a) therein, and (ii) substituting the percentage "75%" for the percentage "80% contained in clause (c) therein.

            (b) The definition of "Eligible Accounts Receivable" set forth in
            Section 1.1 of the Credit Agreement is hereby amended by adding the following to the end thereof:

                  "; and (x) that are not due from any single account debtor if more than thirty percent (30%) of the aggregate amount of all Accounts Receivable owing from such account debtor would otherwise not be Eligible Accounts Receivable."



      Section 2. AMENDMENT TO SECTION 2.3.2(a) OF THE CREDIT AGREEMENT. Section 2.3.2(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

            (a) Unless terminated earlier pursuant to the provisions of this Section 2.3, on each of the dates set forth in the table below (each such date being referred to as a "Reduction Date"), the Total Commitment shall be automatically reduced (or in the case of January 21, 2000, increased) to the amount set forth opposite such date in the column headed "Commitment Amount" set forth below, as such Commitment Amount may be adjusted and in effect from time to time pursuant to this Section 2.3 whereupon the Commitments of the Banks shall be reduced (or increased) pro rata in accordance with their respective Commitment Percentages:

                        REDUCTION DATE            COMMITMENT AMOUNT
                        --------------            -----------------
                        January 21, 2000             $75,000,000
                        November 30, 2000            $70,000,000
                        December 31, 2000            $65,000,000
                        March 31, 2001               $63,500,000
                        June 30, 2001                $62,000,000
                        September 30, 2001           $60,500,000
                        December 31, 2001            $59,000,000
                        March 31, 2002               $57,500,000
                        June 30, 2002                $56,000,000
                        September 30, 2002           $54,500,000
                        December 31, 2002            $53,000,000
                        March 31, 2003               $51,500,000
                        June 30, 2003                $50,000,000

            On each Reduction Date there shall become absolutely and unconditionally due and payable, and the Borrowers hereby absolutely and unconditionally, jointly and severally, promise to pay to the Agent for the account of the Banks, the amount by which the sum of the aggregate principal amount of all Loans outstanding plus the Maximum Drawing Amount of all Letters of Credit and all Unpaid Reimbursement Obligations exceeds the Total Commitment after giving effect to the reduction of the Total Commitment as set forth herein. No reduction of the Total Commitment may be reinstated.

      Section 3. AMENDMENT TO SECTION 10.1 OF THE CREDIT AGREEMENT. The table in
Section 10.1 of the Credit Agreement is hereby amended and restated in its entirety as set forth below:

                     PERIOD                             RATIO
                     ------                             -----
         April 1, 1999 - March 31, 2000               3.50:1.00
         April 1, 2000 - June 30, 2000                3.25:1.00
         July 1, 2000 - March 31, 2001                3.00:1.00
         April 1, 2001 and thereafter                 2.75:1.00

      Section 4. ADDITION TO SECTION 10 OF THE CREDIT AGREEMENT. The following new Section 10.6 is hereby added to the Credit Agreement:

      "10.6 Minimum Availability. The Borrowers will not at any time prior to January 1, 2001 permit the sum of the outstanding amount of the Loans plus the Maximum Drawing Amount and all Unpaid Reimbursement Obligations to exceed the Borrowing Base minus $5,000,000."

      Section 5. CONDITIONS TO EFFECTIVENESS. This Amendment shall not become effective until the Agent receives the following:

      (a) a counterpart of this Amendment signed by each of the Borrowers, the Agent and each of the Banks;

      (b) an amendment fee of $112,500 paid by the Borrowers for the pro rata account of each Bank based on such Bank's Commitment Percentage;

      (c) an opinion of counsel to the Borrowers, in form and substance satisfactory to the Agent; and

      (d) such other documents, instruments, certificates or agreements as the Agent may reasonably require.

      Section 6. REPRESENTATIONS AND WARRANTIES. The Borrowers represent and warrant that the representations and warranties of the Borrowers contained in the Credit agreement and the other Loan Documents were true and correct when made and continue to be true and correct on and as of the date hereof as if made on the date hereof except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement or the other Loan Documents and to the extent that such representations and warranties related expressly to an earlier date and that no Default or Event of Default has occurred and is continuing.

      Section 7. RATIFICATION, ETC. Except as expressly amended hereby, the Credit Agreement and all documents, instruments and agreements related thereto, including, but not limited to, the Security Documents, are hereby ratified and confirmed in all respects and shall continue in full force and effect. The Credit Agreement and this Amendment shall be read and construed as a single agreement. All references in the Credit Agreement or any related agreement or instrument to the Credit Agreement shall hereafter refer to the Credit Agreement as amended hereby.

      Section 8. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

      Section 9.   GOVERNING LAW.   THIS AMENDMENT SHALL BE GOVERNED BY, AND
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICT OF LAWS).






                    [THE REMAINDER OF THIS PAGE HAS BEEN LEFT
                              INTENTIONALLY BLANK]

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as a document under seal as of the date first above written.


TRANSPRO, INC.


By:      /s/ TIMOTHY E. COYNE
         -----------------------------------
Name:    Timothy E. Coyne
Title:   V.P.


ALLEN HEAT TRANSFER PRODUCTS, INC.


By:      /s/ TIMOTHY E. COYNE
         -----------------------------------
Name:    Timothy E. Coyne
Title:   V.P.


AHTP II, INC.


By:      /s/ TIMOTHY E. COYNE
         -----------------------------------
Name:    Timothy E. Coyne
Title:   V.P.


EVAP, INC. (f/k/a EI Acquisition Corp.


By:      /s/ TIMOTHY E. COYNE
         -----------------------------------
Name:    Timothy E. Coyne
Title:   V.P.


GO/DAN INDUSTRIES, INC.


By:      /s/ TIMOTHY E. COYNE
         -----------------------------------
Name:    Timothy E. Coyne
Title:   V.P.


A/C PLUS, INC.


By:      /s/ TIMOTHY E. COYNE
         -----------------------------------
Name:    Timothy E. Coyne
Title:   V.P.

BANKBOSTON, NA., individually and as Agent


By:      /s/ RICHARD D. BRIGGS, JR.
         -----------------------------------
Name:    Richard D. Briggs, Jr.
Title:   Director


PEOPLE'S BANK


By:      /s/ KEVIN. R. CALLAHAN
         -----------------------------------
Name:    Kevin R. Callahan
Title:   Vice President


THE BANK OF NEW YORK


By:      /s/ GERALDINE TURKINGTON
         -----------------------------------
Name:    Geraldine Turkington
Title:   Vice President


HARRIS TRUST AND SAVINGS BANK


By:      /s/ JEFFREY C. NICHOLSON
         -----------------------------------
Name:    Jeffrey C. Nicholson
Title:   Managing Director


BANK ONE, NA (Main Office Chicago)


By:      /s/ STEPHEN E. MCDONALD
         -----------------------------------
Name:    Stephen. E. McDonald
Title:   Senior Vice President